Exhibit 99.1

Airgain® Reports First Quarter 2025 Financial Results

SAN DIEGO, CA, May 7, 2025 – Airgain, Inc. (NASDAQ: AIRG), a leading provider of advanced wireless connectivity solutions that drive cutting edge innovation in 5G technology, today reported financial results for the first quarter ended March 31, 2025.

“We entered 2025 with a clear focus on executing our growth strategy and expanding the reach of our advanced wireless solutions,” said Jacob Suen, President and CEO of Airgain. “In the first quarter, we made meaningful progress, including expanding our international footprint through our strategic collaboration with Omantel, introducing Lighthouse Solar to address off-grid connectivity needs, and securing additional certifications for AirgainConnect Fleet across major U.S. carriers. While we remain mindful of the broader macro environment, the early customer traction we are seeing with Lighthouse and AirgainConnect, combined with the strength of our leadership team and disciplined financial management, positions us to drive expected sequential growth in the second half of the year and lay the foundation for continued expansion in 2026.”

First Quarter 2025 and Recent Operational Highlights

•
Secured in January a strategic and commercial partnership with Omantel to deliver innovative smart repeater solutions in Oman and across the Middle East
•
Completed in January AT&T FirstNet Capable certification for our AirgainConnect Fleet 5G vehicle gateway, validating that it meets the operational requirements of public safety agencies
•
Introduced in February Lighthouse Solar™, a fully solar-powered 5G smart repeater designed to deliver high-speed connectivity in off-grid and coverage-challenged areas
•
Showcased in March Lighthouse™ and AirgainConnect® platforms at Mobile World Congress 2025, reinforcing our leadership in innovative wireless connectivity solutions
•
Obtained in March Verizon certification for our AirgainConnect Fleet 5G vehicle gateway, completing the approval process with the three largest U.S. cellular operators.

First Quarter 2025 Financial Highlights

GAAP

•
Sales of $12.0 million
•
GAAP gross margin of 43.0%
•
GAAP operating expenses of $8.3 million
•
GAAP net loss of $1.5 million or $(0.13) per share

Non-GAAP

•
Non-GAAP gross margin of 44.3%
•
Non-GAAP operating expenses of $6.6 million
•
Non-GAAP net loss of $1.3 million or $(0.11) per share
•
Adjusted EBITDA of $(1.2) million

First Quarter 2025 Financial Results

Sales for the first quarter of 2025 were $12.0 million, of which $6.4 million was generated from the consumer market, $4.3 million from the enterprise market, and $1.3 million from the automotive market. Sales decreased by 20.4%, or $3.1 million in the first quarter of 2025 compared to $15.1 million in the fourth quarter of 2024. Consumer sales decreased by $0.1 million from the fourth quarter of 2024. Enterprise sales decreased by $1.0 million primarily due to lower enterprise antenna sales. Automotive sales decreased $2.0 million from the fourth quarter of 2024 driven by lower shipments of aftermarket antennas and AirgainConnect Fleet gateways. Sales for the first quarter of 2025 decreased by 15.6%, or $2.2 million from $14.2 million in the same quarter a year ago primarily due to lower sales of $4.6 million from the enterprise market and $0.5 million from the automotive markets, partially offset by an increase of $2.9 million from the consumer market.

GAAP gross profit for the first quarter of 2025 was $5.2 million, compared to $6.4 million for the fourth quarter of 2024 and $5.6 million for the same quarter a year ago. Non-GAAP gross profit for the first quarter of 2025 was $5.3 million, compared to $6.5 million for the fourth quarter of 2024 and $5.7 million for the same quarter a year ago (see note regarding "Use of Non-GAAP Financial Measures" below for further discussion of this non-GAAP measure).

GAAP gross margin for the first quarter of 2025 was 43.0%, compared to 42.2% for the fourth quarter of 2024 and 39.2% for the same quarter a year ago. The increase in gross margin compared to the fourth quarter of 2024 was primarily due to improved enterprise product margins. The increase in gross margin compared to the same quarter a year ago was primarily due to improved enterprise product margins, and a favorable market sales mix. Non-GAAP gross margin for the first quarter of 2025 was 44.3% compared to 43.4% for the fourth quarter of 2024 and 40.2% for the same quarter a year ago (see note regarding "Use of Non-GAAP Financial Measures" below for further discussion of this non-GAAP measure).

GAAP operating expenses for the first quarter of 2025 was $8.3 million, which was the same as the fourth quarter of 2024. The first quarter 2025 GAAP operating expenses was $0.1 million higher compared to the quarter, a year ago. Non-GAAP operating expenses for the first quarter of 2025 was $6.6 million, which was higher by $0.1 million compared to the fourth quarter of 2024 and flat compared to the same quarter a year ago (see note regarding "Use of Non-GAAP Financial Measures" below for further discussion of this non-GAAP measure).

GAAP net loss for the first quarter of 2025 was $1.5 million or $(0.13) per share (based on 11.6 million shares), compared to net loss of $2.0 million or $(0.17) per share (based on 11.4 million shares) for the fourth quarter of 2024 and net loss of $2.5 million or $(0.23) per share (based on 10.5 million shares) for the same quarter a year ago. Non-GAAP net loss for the first quarter of 2025 was $1.3 million or $(0.11) per share (based on 11.6 million shares), compared to a non-GAAP net income of $33,000 or $0.00 per share (based on 12.3 million shares) for the fourth quarter of 2024 and a non-GAAP net loss of $0.8 million or $(0.08) per share (based on 10.5 million shares) for the same quarter a year ago (see note regarding "Use of Non-GAAP Financial Measures" below for further discussion of this non-GAAP measure).

Adjusted EBITDA for the first quarter of 2025 was $(1.2) million, compared to $0.2 million for the fourth quarter of 2024 and $(0.7) million for the same quarter a year ago (see note regarding "Use of Non-GAAP Financial Measures" below for further discussion of this non-GAAP measure).

Second Quarter 2025 Financial Outlook

GAAP

•
Sales are expected to be in the range of $12.5 million to $14.5 million, or $13.5 million at the midpoint
•
GAAP gross margin is expected to be in the range of 40.8% to 43.8%
•
GAAP operating expense is expected to be approximately $8.3 million
•
GAAP net loss per share is expected to be $(0.18) at the midpoint

Non-GAAP

•
Non-GAAP gross margin is expected to be in the range of 42.0% to 45.0%
•
Non-GAAP operating expense is expected to be approximately $6.6 million
•
Non-GAAP net income per share is expected to be $(0.06) at the midpoint
•
Adjusted EBITDA is expected to be $(0.6) million at the midpoint

Our financial outlook for the three months ending June 30, 2025, including reconciliations of GAAP to non-GAAP measures can be found at the end of this press release.

Conference Call

Airgain management will hold a conference call on Wednesday, May 7, 2025, at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to discuss financial results for the first quarter ended March 31, 2025.

Airgain management will host the presentation, followed by a question-and-answer period.

Dial-In: (877) 407-2988 or (201) 389-0923 or Call Me

Confirmation #: 13753349

The conference call will be broadcast simultaneously and be available for replay via the investor section of the company’s website at investors.airgain.com and Here

The registration link will allow you to replay the webcast after 8:00 p.m. Eastern Time on the same day until May 7, 2026.

About Airgain, Inc.

Headquartered in San Diego, California, Airgain, Inc. (NASDAQ: AIRG) is a leading provider of advanced wireless connectivity solutions that drive cutting-edge innovation in 5G technology. We are committed to delivering high-performance, cost-effective, and energy-efficient wireless solutions that enable rapid market deployment. Our mission is to connect the world through integrated, innovative, and optimized wireless solutions. Our diverse product portfolio serves three primary markets: enterprise, automotive, and consumer. For more information, visit airgain.com, or follow Airgain on LinkedIn and X.

Airgain, AirgainConnect, and the Airgain logo are trademarks or registered trademarks of Airgain, Inc. All other trademarks are the property of their respective owner.

Forward-Looking Statements

Airgain cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. These statements are based on the company’s current beliefs and expectations. These forward-looking statements include statements regarding our expected growth, second quarter 2025 financial outlook, the expected impact of product launches, certifications, and expectations regarding our strategic partnership with Omantel. The inclusion of forward-looking statements should not be regarded as a representation by Airgain that any of our plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in our business, including, without limitation: the market for our products is developing and may not develop as we expect; our operating results may fluctuate significantly, including based on seasonal factors, which makes future operating results difficult to predict and could cause our operating results to fall below expectations or guidance; supply constraints on our and our customers' ability to obtain necessary components in our respective supply chains may negatively affect our sales and operating results; risks associated with the performance of our products, including bundled solutions with third-party products; our products are subject to intense competition, and competitive pressures from existing and new companies may harm our business, sales, growth rates, and market share; the potential for the strategic partnership with Omantel to not meet expectations; risks associated with quality and timing in manufacturing our products and our reliance on third-party manufacturers; we may not be able to maintain strategic collaborations under which our bundled solutions are offered; overall global supply shortages and logistics delays within the supply chain that our products are used in, and uncertainty regarding tariffs and trade policies and their potential impacts, as well as in each case, their adverse effect on general U.S. and global economic conditions and financial markets, and, ultimately, our sales and operating results; any rise in interest rates and inflation may adversely impact our margins, the supply chain and our customers’ sales, which may negatively affect our sales and operating results; our future success depends on our ability to develop and successfully introduce new and enhanced products for the wireless market that meet the needs of our customers, including our ability to transition to provide a more diverse solutions capability; we sell to customers who are price conscious, and a few customers represent a significant portion of our sales, and if we lose any of these customers, our sales could decrease significantly; we rely on a limited number of contract manufacturers to produce and ship all of our products, and our contract manufacturers rely on a single or limited number of suppliers for some components of our products and channel partners to sell and support our products, and the failure to manage our relationships with these parties successfully or a failure of these parties to perform could adversely affect our ability to market and sell our products; if we cannot protect our intellectual property rights, our competitive position could be harmed or we could incur significant expenses to enforce our rights; and other risks described in our prior press releases and in our filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in our Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to revise or update this press release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Note Regarding Use of Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including adjusted earnings before interest, taxes, depreciation, amortization (Adjusted EBITDA), non-GAAP net income (loss) attributable to common stockholders (non-GAAP net income (loss)), non-GAAP net income (loss) per (basic or diluted) share (non-GAAP EPS), non-GAAP operating expense, non-GAAP gross profit and non-GAAP gross margin. We believe these financial measures provide useful information to investors with which to analyze our operating trends and performance.

In computing Adjusted EBITDA, non-GAAP net income (loss), and non-GAAP EPS, we exclude stock-based compensation expense, which represents non-cash charges for the fair value of stock awards; interest income, net of interest expense offset by other expense, depreciation and amortization, workforce reduction severance and exit costs, and provision (benefit) for income taxes. In computing non-GAAP operating expense, we exclude stock-based compensation expense, amortization of intangibles, workforce reduction severance, and exit costs. In computing non-GAAP gross profit and non-GAAP gross margin, we exclude stock-based compensation expense, and amortization of intangible assets. Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company’s non-cash operating expenses; we believe that providing non-GAAP financial measures that exclude non-cash expense allows for meaningful comparisons between our core business operating results and those of other companies, as well as providing us with an important tool for financial and operational decision making and for evaluating our own core business operating results over different periods of time. Management considers these types of expenses and adjustments, to a great extent, to be unpredictable and dependent on a considerable number of factors that are outside of our control and are not necessarily reflective of operational performance during a period.

Our non-GAAP measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Our Adjusted EBITDA, non-GAAP net income (loss), non-GAAP EPS, non-GAAP operating expense, non-GAAP gross profit and non-GAAP gross margin are not measurements of financial performance under GAAP and should not be considered as an alternative to operating or net income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. We do not consider these non-GAAP measures to be a substitute for, or superior to, the information provided by GAAP financial results. Reconciliations with specific adjustments to GAAP results and outlooks are provided at the end of this release .

Airgain Contact

Michael Elbaz

Chief Financial Officer

investors@airgain.com

Airgain Investor Contact

Matt Glover

Gateway Group, Inc.

+1 949 574 3860

AIRG@gateway-grp.com

Airgain, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except par value)

	March 31, 2025	December 31, 2024
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$7,401	$8,510
Trade accounts receivable, net	11,371	11,671
Inventories	3,755	3,952
Prepaid expenses and other current assets	1,499	1,698
Total current assets	24,026	25,831
Property and equipment, net	1,914	1,993
Leased right-of-use assets	4,249	3,901
Goodwill	10,845	10,845
Intangible assets, net	5,008	5,799
Other assets	74	74
Total assets	$46,116	$48,443
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,870	$9,499
Accrued compensation	1,858	2,041
Accrued liabilities and other	1,470	1,872
Short-term lease liabilities	197	89
Total current liabilities	11,395	13,501
Deferred tax liability	167	163
Long-term lease liabilities	4,228	3,810
Total liabilities	15,790	17,474
Commitments and contingencies
Stockholders’ equity:
Common stock and additional paid-in capital, par value $0.0001, 200,000 shares authorized; 12,335 shares issued and 11,794 shares outstanding at March 31, 2025; and 12,070 shares issued and 11,529 shares outstanding at December 31, 2024.	124,448	123,546
Treasury stock, at cost: 541 shares at March 31, 2025 and December 31, 2024.	(5,364)	(5,364)
Accumulated deficit	(88,755)	(87,209)
Accumulated other comprehensive income	(3)	(4)
Total stockholders’ equity	30,326	30,969
Total liabilities and stockholders’ equity	$46,116	$48,443

Airgain, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three months ended March 31,
	2025	2024
Sales	$12,013	$14,231
Cost of goods sold	6,853	8,655
Gross profit	5,160	5,576
Operating expenses:
Research and development	2,498	3,120
Sales and marketing	2,464	2,158
General and administrative	3,294	2,927
Total operating expenses	8,256	8,205
Loss from operations	(3,096)	(2,629)
Other income (expense):
Employee retention credit refund	1,494	—
Interest income, net	221	26
Other (expense) income, net	(141)	8
Total other income, net	1,574	34
Loss before income taxes	(1,522)	(2,595)
Income tax expense (benefit)	24	(140)
Net loss	$(1,546)	$(2,455)
Net loss per share:
Basic	$(0.13)	$(0.23)
Diluted	$(0.13)	$(0.23)
Weighted average shares used in calculating loss per share:
Basic	11,579	10,532
Diluted	11,579	10,532

Airgain, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three months ended March 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(1,546)	$(2,455)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	123	145
Amortization of intangible assets	796	742
Stock-based compensation	907	1,046
Deferred tax liability	5	7
Amortization of prepaid assets	—	132
Accrual of property and equipment	—	(15)
Changes in operating assets and liabilities:
Trade accounts receivable	301	(2,269)
Inventories	197	(185)
Prepaid expenses and other current assets	198	3
Other assets	—	15
Accounts payable	(1,637)	684
Accrued compensation	(183)	72
Accrued liabilities and other	(364)	963
Lease liabilities	178	(4)
Net cash used in operating activities	(1,025)	(1,119)
Cash flows from investing activities:
Purchases of property and equipment	(42)	(60)
Net cash used in investing activities	(42)	(60)
Cash flows from financing activities:
Proceeds from at-the-market common stock offering, net of offering costs	—	488
Payments for withholding taxes related to net share settlement of equity awards	(191)	(95)
Proceeds from employee stock purchase and option exercises	148	76
Net cash (used in) provided by financing activities	(43)	469

Effect of exchange rate changes on cash, cash equivalents and restricted cash	1	(2)

Net decrease in cash, cash equivalents and restricted cash	(1,109)	(712)
Cash, cash equivalents, and restricted cash; beginning of period	8,565	7,976
Cash, cash equivalents, and restricted cash; end of period	$7,456	$7,264

Supplemental disclosure of cash flow information:

Income taxes paid	$—	$7
Income taxes refunded	$—	$50

Supplemental disclosure of non-cash investing and financing activities:
Operating lease liabilities resulting from right-of-use assets	$519	$—
Accrual of property and equipment	$8	$—
Accrued offering costs charged against proceeds from sale of common stock	$—	$164

Cash, cash equivalents, and restricted cash:
Cash and cash equivalents	$7,401	$7,169
Restricted cash included in prepaid expenses and other current assets and other assets long term	55	95
Total cash, cash equivalents, and restricted cash	$7,456	$7,264

Airgain, Inc.

(in thousands)

(unaudited)

Sales by Target Market

	Three months ended
	March 31, 2025	December 31, 2024	March 31, 2024
Enterprise	$4,341	$5,338	$8,879
Consumer	6,401	6,499	3,511
Automotive	1,271	3,246	1,841
Total sales	$12,013	$15,083	$14,231

Reconciliation of GAAP to non-GAAP Gross Profit

	Three months ended
	March 31, 2025	December 31, 2024	March 31, 2024
Gross profit	$5,160	$6,364	$5,576
Stock-based compensation	73	91	58
Amortization of intangible assets	89	89	89
Non-GAAP gross profit	$5,322	$6,544	$5,723

Reconciliation of GAAP to non-GAAP Gross Margin

	Three months ended
	March 31, 2025	December 31, 2024	March 31, 2024
Gross margin	43.0%	42.2%	39.2%
Stock-based compensation	0.6%	0.6%	0.4%
Amortization of intangible assets	0.7%	0.6%	0.6%
Non-GAAP gross margin	44.3%	43.4%	40.2%

Reconciliation of GAAP to non-GAAP Operating Expenses

	Three months ended
	March 31, 2025	December 31, 2024	March 31, 2024
Operating expenses	$8,256	$8,344	$8,205
Stock-based compensation expense	(834)	(1,210)	(988)
Amortization of intangible assets	(653)	(646)	(653)
Severance and exit costs	(135)	—	—
Non-GAAP operating expenses	$6,634	$6,488	$6,564

Airgain, Inc.

(in thousands, except per share data)

(unaudited)

Reconciliation of GAAP to non-GAAP Net (Loss)

	Three months ended
	March 31, 2025	December 31, 2024	March 31, 2024
Net loss	$(1,546)	$(1,963)	$(2,455)
Employee retention credit	(1,494)	—	—
Stock-based compensation expense	907	1,301	1,046
Amortization of intangible assets	742	735	742
Severance and exit costs	135	—	—
Other income, net	(87)	(33)	(26)
Income tax expense (benefit)	24	(7)	(140)
Non-GAAP net income (loss) attributable to common stockholders	$(1,319)	$33	$(833)

Non-GAAP net (loss) per share:
Basic	$(0.11)	$0.00	$(0.08)
Diluted	$(0.11)	$0.00	$(0.08)
Weighted average shares used in calculating non-GAAP net income (loss) per share:
Basic	11,579	11,416	10,532
Diluted	11,579	12,339	10,532

Reconciliation of Net Loss to Adjusted EBITDA

	Three months ended
	March 31, 2025	December 31, 2024	March 31, 2024
Net loss	$(1,546)	$(1,963)	$(2,455)
Employee retention credit	(1,494)	—	—
Stock-based compensation expense	907	1,301	1,046
Depreciation and amortization	865	865	887
Severance and exit costs	135	—	—
Other income, net	(87)	(33)	(26)
Income tax expense (benefit)	24	(7)	(140)
Adjusted EBITDA	$(1,196)	$163	$(688)

Q2-2025 Financial Outlook

Reconciliations of GAAP to Non-GAAP Gross Margin, Operating Expense, Net (Loss), EPS and to Adjusted EBITDA
For the Three Months Ended June 30, 2025
(dollars in millions, except per share data)

Gross Margin Reconciliation:		Operating Expense Reconciliation:
GAAP gross margin	42.3%	GAAP operating expenses	$8.3
Stock-based compensation	0.5%	Stock-based compensation	(1.0)
Amortization	0.7%	Amortization	(0.7)
Non-GAAP gross margin	43.5%	Non-GAAP operating expenses	$6.6

Net (Loss) Reconciliation		Net (Loss) per Share Reconciliation(1):
GAAP net loss	$(2.1)	GAAP net loss per share	$(0.18)
Stock-based compensation	1.1	Stock-based compensation	0.10
Amortization	0.8	Amortization	0.06
Other income	$(0.5)	Other income	(0.04)
Non-GAAP net loss	$(0.7)	Non-GAAP net loss per share	$(0.06)

Adjusted EBITDA Reconciliation
GAAP net loss	$(2.1)
Stock-based compensation	1.1
Depreciation and amortization	0.8
Other income	(0.4)
Adjusted EBITDA	$(0.6)

(1) Amounts are based on 11.8 million basic weighted average shares outstanding